EXHIBIT 99.10(a)

                          Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-58642 of Ameritas Variable Life Insurance Company Separate Account VA-2 of our reports dated February 1, 1996 on the financial statements of Ameritas Variable Life Insurance Company and Ameritas Variable Life Insurance Company Separate Account VA-2 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the related reference to us under the heading "Experts".


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Lincoln, Nebraska
February 27, 1996